                                                                     EXHIBIT 1.2

THIS CONFIDENTIAL PORTION OF THIS CONTRACT HAS BEEN OMITTED PURSUANT TO REGULATION 240.25B-2(B) OF THE SECURITIES EXCHANGE ACT OF 1934, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.


================================================================================


                               PURCHASE AGREEMENT


                                  dated as of


                                 April 9, 1997


                                     among


                        RIBOZYME PHARMACEUTICALS, INC.,


                      SCHERING BERLIN VENTURE CORPORATION

                                      and

                          SCHERING AKTIENGESELLSCHAFT

                          ---------------------------







================================================================================

                               TABLE OF CONTENTS


                                                                                                    Page
                                                                                                    ----
                                              ARTICLE I

                                             Definitions
                                             -----------

SECTION 1.01.             Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . .        1
SECTION 1.02.             Terms Generally . . . . . . . . . . . . . . . . . . . . . . . . . .       11
SECTION 1.03.             Accounting Terms; GAAP  . . . . . . . . . . . . . . . . . . . . . .       11


                                              ARTICLE II

                                  Purchase and Sale of Common Stock
                                  ---------------------------------

SECTION 2.01.             Purchase and Sale of Stock  . . . . . . . . . . . . . . . . . . . .       12
SECTION 2.02.             The Initial Stock Closing and Additional Stock Closing  . . . . . .
                                                                                                    13
SECTION 2.03.             Stock Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . .       13


                                             ARTICLE III

                                              The Loans
                                              ---------

SECTION 3.01.             Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14
SECTION 3.02.             Requests for Loans  . . . . . . . . . . . . . . . . . . . . . . . .       14
SECTION 3.03.             Funding of Loans  . . . . . . . . . . . . . . . . . . . . . . . . .       14
SECTION 3.04.             Termination of Commitments  . . . . . . . . . . . . . . . . . . . .       15
SECTION 3.05.             Convertible Loan Note . . . . . . . . . . . . . . . . . . . . . . .       15
SECTION 3.06.             Payment of Principal; Prepayment of Loans . . . . . . . . . . . . .
                                                                                                    15
SECTION 3.07.             Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
SECTION 3.08.             Conversion of the Convertible Loan
                            Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17
SECTION 3.09.             Payments Generally  . . . . . . . . . . . . . . . . . . . . . . . .       19

                                              ARTICLE IV

                                    Representations and Warranties
                                    ------------------------------

SECTION 4.01.             Organization; Good Standing . . . . . . . . . . . . . . . . . . . .       19
SECTION 4.02.             Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .       19
SECTION 4.03.             Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . .       20
SECTION 4.04.             Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .       20
SECTION 4.05.             No Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       21
SECTION 4.06.             Authorization To Do Business  . . . . . . . . . . . . . . . . . . .       21
SECTION 4.07.             Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       21
SECTION 4.08.             Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       21
SECTION 4.09.             Proprietary Rights  . . . . . . . . . . . . . . . . . . . . . . . .       22
SECTION 4.10.             Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       22
SECTION 4.11.             Regulatory; No Violation  . . . . . . . . . . . . . . . . . . . . .       23
SECTION 4.12.             Material Contracts  . . . . . . . . . . . . . . . . . . . . . . . .       24
SECTION 4.13.             Financial Information . . . . . . . . . . . . . . . . . . . . . . .       24
SECTION 4.14.             No Voting Agreement . . . . . . . . . . . . . . . . . . . . . . . .       25
SECTION 4.15.             No Registration Rights  . . . . . . . . . . . . . . . . . . . . . .       26
SECTION 4.16.             Finder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       26
SECTION 4.17.             Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       26
SECTION 4.18.             Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       26
SECTION 4.19.             Environmental Matters . . . . . . . . . . . . . . . . . . . . . . .       27
SECTION 4.20.             Investment and Holding Company
                            Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       27
SECTION 4.21.             ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       27
SECTION 4.22.             Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . .       27
SECTION 4.23.             Research Agreement  . . . . . . . . . . . . . . . . . . . . . . . .       27


                                              ARTICLE V

             Representations and Warranties of the Stock Purchaser and the Note Purchaser
             ----------------------------------------------------------------------------

SECTION 5.01.             Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . .       28
SECTION 5.02.             Investment for Own Account  . . . . . . . . . . . . . . . . . . . .       28
SECTION 5.03.             Offering Exemption  . . . . . . . . . . . . . . . . . . . . . . . .       28
SECTION 5.04.             Knowledge and Experience; Ability To
                            Bear Economic Risks . . . . . . . . . . . . . . . . . . . . . . .       29
SECTION 5.05.             Disclosure of Information . . . . . . . . . . . . . . . . . . . . .       29

                                              ARTICLE VI

                                   Covenants of the Stock Purchaser
                                   --------------------------------
                                        and the Note Purchaser  . . . . . . . . . . . . . . . . .   29
                                        ----------------------



                                             ARTICLE VII

                                              Conditions
                                              ----------

SECTION 7.01.             Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . .       30
SECTION 7.02.             Initial Stock Closing and the Additional Stock Closing  . . . . . .
                                                                                                    31
SECTION 7.03.             Each Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       34
SECTION 7.04.             Initial Stock Purchase Date . . . . . . . . . . . . . . . . . . . .       35

                                             ARTICLE VIII

                                        Affirmative Covenants
                                        ---------------------

SECTION 8.01.             Financial Statements and Other Information  . . . . . . . . . . . .
                                                                                                    36
SECTION 8.02.             Notices of Material Events  . . . . . . . . . . . . . . . . . . . .       37
SECTION 8.03.             Existence; Conduct of Business  . . . . . . . . . . . . . . . . . .       38
SECTION 8.04.             Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . .       38
SECTION 8.05.             Maintenance of Properties . . . . . . . . . . . . . . . . . . . . .       38
SECTION 8.06.             Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       38
SECTION 8.07.             Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . .       39
SECTION 8.08.             Books and Records; Inspection
                            Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       39
SECTION 8.09.             Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . .       39
SECTION 8.10.             Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . .       39
SECTION 8.11.             Information Regarding Collateral  . . . . . . . . . . . . . . . . .       40
SECTION 8.12.             Maintenance of Common Stock . . . . . . . . . . . . . . . . . . . .       40
SECTION 8.13.             SEC Disclosures . . . . . . . . . . . . . . . . . . . . . . . . . .       41
SECTION 8.14.             Equipment Purchases . . . . . . . . . . . . . . . . . . . . . . . .       41

                                              ARTICLE IX

                                          Negative Covenants
                                          ------------------

SECTION 9.01.             Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       41
SECTION 9.02.             Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . .       41
SECTION 9.03.             Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . .       42
SECTION 9.04.             Transactions with Affiliates  . . . . . . . . . . . . . . . . . . .       42

                                              ARTICLE X

                                          Events of Default   . . . . . . . . . . . . . . . . . .   42
                                          -----------------


                                              ARTICLE XI

                                         Registration Rights
                                         -------------------

SECTION 11.01.            Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . .       45
SECTION 11.02.            Requested Registration  . . . . . . . . . . . . . . . . . . . . . .       46
SECTION 11.03.            Company Registration  . . . . . . . . . . . . . . . . . . . . . . .       48
SECTION 11.04.            Expenses of Registration  . . . . . . . . . . . . . . . . . . . . .       49
SECTION 11.05.            Registration Procedures . . . . . . . . . . . . . . . . . . . . . .       50
SECTION 11.06.            Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . .       53
SECTION 11.07.            Information . . . . . . . . . . . . . . . . . . . . . . . . . . . .       56
SECTION 11.08.            Assignability of Registration Rights  . . . . . . . . . . . . . . .       56
SECTION 11.09.            "Market Stand-Off" Agreement  . . . . . . . . . . . . . . . . . . .       56
SECTION 11.10.            Termination of Rights . . . . . . . . . . . . . . . . . . . . . . .       56


                                             ARTICLE XII

                                            Miscellaneous
                                            -------------

SECTION 12.01.            Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       57
SECTION 12.02.            Waivers; Amendments . . . . . . . . . . . . . . . . . . . . . . . .       57
SECTION 12.03.            Expenses; Indemnity; Damage Waiver  . . . . . . . . . . . . . . . .       58
SECTION 12.04.            Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . .       59
SECTION 12.05.            Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       61
SECTION 12.06.            Counterparts; Integration; Effectiveness  . . . . . . . . . . . . .
                                                                                                    61
SECTION 12.07.            Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . .       62

SECTION 12.08.            Right of Setoff . . . . . . . . . . . . . . . . . . . . . . . . . .       62
SECTION 12.09.            Confidentiality and Nondisclosure . . . . . . . . . . . . . . . . .       62
SECTION 12.10.            Governing Law; Jurisdiction; Consent to Service of Process  . . . .
                                                                                                    63
SECTION 12.11.            Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . .       64
SECTION 12.12.            Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       64
SECTION 12.13.            Directly or Indirectly  . . . . . . . . . . . . . . . . . . . . . .       64
SECTION 12.14.            Standstill Provisions . . . . . . . . . . . . . . . . . . . . . . .       64


SCHEDULES:
----------

Schedule 4.08 -- Liens
Schedule 4.12 -- Material Contracts
Schedule 4.15 -- Registration Rights
Schedule 9.01 -- Liens on Collateral

EXHIBITS:
---------

Exhibit A -- Form of Convertible Loan Note
Exhibit B -- Form of Research Agreement
Exhibit C -- Form of Security Agreement
Exhibit D -- Company's Certificate of Incorporation
Exhibit E -- Company's By-Laws
Exhibit F -- Form of Opinion of Company's Counsel

                         PURCHASE AGREEMENT dated as of April 9, 1997 among RIBOZYME PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), SCHERING BERLIN VENTURE CORPORATION, a Delaware corporation (the "Stock Purchaser"), and SCHERING AKTIENGESELLSCHAFT, a German corporation (the "Note Purchaser" or "Schering AG").

                 The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

                 SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                 "Act" has the meaning assigned to such term in Section 4.12.

                 "Additional Stock" has the meaning assigned to such term in
Section 2.01.

                 "Additional Stock Closing" has the meaning assigned to such term in Section 2.02.

                 "Additional Stock Purchase Date" has the meaning assigned to such term in Section 2.02.

                 "Aero-Tech Lease" has the meaning assigned to such term in
Section 7.02(d).

                 "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                 "Availability Period" means the period from and including the Initial Stock Purchase Date and extending to but excluding the Commitment Termination Date.

                 "Business Day" means any day that is not a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to remain closed.

                 "By-Laws" has the meaning assigned to such term in Section
4.01.

                 "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                 "Certificate" has the meaning assigned to such term in Section 4.01.

                 "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Company by any Person or group.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                 "Collateral" means any and all "Collateral", as defined in the applicable Security Document.

                 "Commitment Termination Date" means the earlier of December 31, 2001 or an Event of Default, upon such date the Yearly Commitment and the Total Commitment shall be terminated.

                 "Commitments" means the Yearly Commitment and the Total Commitment.

                 "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                 "Company" means Ribozyme Pharmaceuticals, Inc., a Delaware corporation.

                 "Contracts" has the meaning assigned to such term in Section 4.12.

                 "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                 "Convertible Loan Note" means the promissory note of the Company, substantially in the form of Exhibit A, evidencing the Loans, or any note issued in full or partial replacement, or upon transfer of the Convertible Loan Note.

                 "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                 "dollars" or "$" refers to lawful money of the United States of America.

                 "Effective Date" means the date on which the conditions specified in Section 7.01 are satisfied (or waived in accordance with Section 12.02).

                 "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                 "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                 "Equipment" has the meaning assigned to such term in the Security Agreement.

                 "Equipment Purchase Account" has the meaning assigned to such term in the Security Agreement.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                 "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                 "Event of Default" has the meaning assigned to such term in
Article X.

                 "Exchange Act" has the meaning assigned to such term in
Section 4.12.

                 "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

                 "Financial Statements" has the meaning assigned to such term in Section 4.13.

                 "GAAP" means generally accepted accounting principles in the United States of America.

                 "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity, whether foreign or domestic, exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                 "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                 "Holders" has the meaning assigned to such term in Section
11.01.

                 "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances.
The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                 "Indemnified Party" has the meaning assigned to such term in
Section 11.06(c).

                 "Indemnifying Party" has the meaning assigned to such term in
Section 11.06(c).

                 "Indemnitee" has the meaning assigned to such term in Section 12.03.

                 "Initial Stock" has the meaning assigned to such term in
Section 2.01.

                 "Initial Stock Closing" has the meaning assigned to such term in Section 2.02.

                 "Initial Stock Purchase Date" has the meaning assigned to such term in Section 2.02.

                 "Initial Stock Purchase Price" has the meaning assigned to such term in Section 2.01.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                 "Inspector" has the meaning assigned to such term in Section 11.05(a)(v).

                 "Legal Requirements" has the meaning assigned to such term in
Section 4.11.

                 "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

                 "Loan Request" means a request by the Company for a Loan in accordance with Section 3.03.

                 "Loans" means the loans made by the Note Purchaser to the Company pursuant to this Agreement.

                 "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform any of its obligations under this Agreement and the other Transaction Documents or (c) the rights of or benefits available to the Stock Purchaser or the Note Purchaser under this Agreement and the other Transaction Documents.

                 "Maturity Date" means April 9, 2004; provided, that if the Company shall have reached Phase II Clinical Trials for the first Ribozyme Product (as such terms are defined in the Research Agreement) prior to April 9, 2004, the Maturity Date shall be extended an additional five years to April 9, 2009.

                 "Moody's" means Moody's Investors Service, Inc.

                 "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                 "Nasdaq National Market" shall mean the Nasdaq National Market, and if the Common Stock no longer trades on such stock market, "Nasdaq National Market" shall refer to such other stock market upon which the Company's Common Stock shall then trade.

                 "Note Purchaser" means Schering Aktiengesellschaft, a German corporation, and its permitted successors and assigns.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                 "Obligations" has the meaning assigned to such term in the Security Agreement.

                 "Other Shareholder" has the meaning assigned to such term in
Section 11.06(b).

                 "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                 "Permits" has the meaning assigned to such term in Section
4.11.

                 "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                 "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Proceeds" has the meaning assigned to such term in the Security Agreement.

                 "Proprietary Rights" has the meaning assigned to such term in
Section 4.09.

                 "Records" has the meaning assigned to such term in Section 11.05(a)(v).

                 "Registrable Securities" has the meaning assigned to such term in Section 11.01.

                 "Registration Expenses" has the meaning assigned to such term in Section 11.01.

                 "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                 "Research Agreement" means the Research, License Supply and Royalty Agreement dated as of the date hereof between Schering AG and the Company which





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

agreement shall be substantially in the form attached hereto as Exhibit B or in such other form as the parties thereto may agree, as such agreement from time to time may be amended, supplemented or otherwise modified in accordance with its terms.

                 "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company or any option, warrant or other right to acquire any such shares of capital stock of the Company.

                 "SEC" has the meaning assigned to such term in Section 4.12.

                 "SEC Documents" has the meaning assigned to such term in
Section 4.18.

                 "Security" or "Securities" has the meaning set forth in
Section 2(1) of the Act.

                 "Security Agreement" means the Security Agreement between the Company and the Note Purchaser, substantially in the form of Exhibit C.

                 "Security Documents" means the Security Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 8.07 to secure the Obligations.

                 "Selling Expenses" has the meaning assigned to such term in
Section 11.01.

                 "Standstill Period" has the meaning assigned to such term in
Section 12.14.

                 "Stock Purchaser" means Schering Berlin Venture Corporation, a Delaware corporation, and its permitted successors and assigns.

                 "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                 "Subsidiary" means any subsidiary of the Company.

                 "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                 "Total Commitment" means, subject to the terms and conditions herein, the commitment of the Note Purchaser to make Loans in the amount of up to $10,000,000.

                 "Transaction Documents" means this Agreement, the Research Agreement, the Convertible Loan Note and the Security Documents.

                 "Trigger Event" means the occurrence of either of the following: (i) the closing price of the Common Stock as quoted on the Nasdaq National Market is below the Trigger Price for three consecutive trading days or (ii) the closing price of the Common Stock as quoted on the Nasdaq National Market is below the Trigger Price on the next two succeeding trading days following the issuance by the Company of a press release.

                 "Trigger Price" means the amount equal to 0.85 multiplied by the Initial Stock Purchase Price; provided, that if outstanding shares of Common Stock shall be combined into a smaller number of shares, the Trigger Price in effect upon the date such combination becomes effective shall be proportionately increased to reflect such combination of shares of Common Stock.

                 "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                 "Yearly Commitment" means, subject to the terms and conditions herein, the commitment of the Note Purchaser to make Loans in the amount of up to $2,000,000 in each calendar year up to and including the year 2001; provided, that if the Note Purchaser does not make Loans in the full amount of the Yearly Commitment in any calendar year, the Yearly Commitment for the next calendar year shall be increased by the difference between the aggregate principal amount of Loans made in the prior calendar year and the Yearly Commitment in such prior calendar year. The aggregate principal amount of Loans made hereunder shall not exceed the Total Commitment.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                 SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding mascu-line, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                 SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Stock Purchaser and the Note Purchaser that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Stock Purchaser and the Note Purchaser notify the Company that such parties request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                   ARTICLE II

                       Purchase and Sale of Common Stock

                 SECTION 2.01. Purchase and Sale of Stock. Subject to the terms and conditions set forth in this Agreement and in reliance upon the Company's and the Stock Purchaser's representations set forth herein, (i) on the Initial Stock Purchase Date the Company shall sell to the Stock Purchaser, and the Stock Purchaser shall purchase from the Company for an amount of $2,500,000, the number of shares of Common Stock, rounded up to the next whole number, obtained by dividing $2,500,000 by the closing price of the Common Stock as quoted on the Nasdaq National Market on the trading day that is the one-month anniversary of the Effective Date (as such term is defined in the Research Agreement) of the Research Agreement (the "Initial Stock Purchase Price", and the quantity of stock purchased pursuant to this item (i), the "Initial Stock") and (ii) on the Additional Stock Purchase Date the Company shall sell to the Stock Purchaser, and the Stock Purchaser shall purchase from the Company for an amount of $2,500,000, the number of shares of Common Stock, rounded up to the next whole number, obtained by dividing $2,500,000 by the lower of (x) the Initial Stock Purchase Price and (y) the closing price of the Common Stock as quoted on the Nasdaq National Market on the trading day that is the one-year anniversary of the Effective Date (as such term is defined in the Research Agreement) of the Research Agreement (the quantity of stock purchased pursuant to this item (ii), the "Additional Stock"). Each sale and purchase shall be effected on the Initial Stock Purchase Date or the Additional Stock Purchase Date, as applicable, by the Company delivering to the Stock Purchaser a duly executed stock certificate in the name of the Stock Purchaser evidencing the shares of Common Stock to be purchased, against delivery by such Stock Purchaser to the Company of cash by wire transfer of immediately available funds to the following account (or to such other account as may be specified by the Company at a later date):

                 Norwest Bank of Denver, [ ], For Further Credit of Norwest Bank of Boulder, Account of Ribozyme Pharmaceuticals, Inc.,[ ].

                 The Stock Purchaser shall be obligated hereunder only with respect to the number of shares for which it has subscribed (as set forth above).

                 SECTION 2.02. The Initial Stock Closing and Additional Stock Closing. (a) The closing of the sale and purchase of Initial Stock hereunder (the "Initial Stock Closing") shall take place at the offices of the Company or such other location as the Stock Purchaser and the Company shall agree, on the immediately succeeding Business Day following the one-month anniversary of the Effective Date (as such term is defined in the Research Agreement) of the Research Agreement, or if the conditions set forth in Section 7.02 hereof have not been satisfied or waived as of such date, as promptly as





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

practicable following the satisfaction or waiver of such conditions (the "Initial Stock Purchase Date").

                 (b) The closing of the sale and purchase of the Additional Stock hereunder (the "Additional Stock Closing") shall take place at the offices of the Company or such other locations as the Stock Purchaser and the Company shall agree on the immediately succeeding Business Day following the one-year anniversary date of the Effective Date (as such term is defined in the Research Agreement) of the Research Agreement, or if the conditions set forth in Section 7.02 hereof have not been satisfied or waived as of such date, as promptly as practicable following the satisfaction or waiver of such conditions (the "Additional Stock Purchase Date").

                 SECTION 2.03. Stock Purchaser. The Stock Purchaser may, by notice in writing to the Company, designate an Affiliate of the Stock Purchaser to be the purchaser of the Initial Stock or the Additional Stock.

                                  ARTICLE III

                                   The Loans

                 SECTION 3.01. Commitments. Subject to the terms and conditions set forth herein (including, without limitation, Section 7.03), the Note Purchaser agrees to make Loans to the Company from time to time during the Availability Period in an aggregate principal amount that will not result in
(a) the sum of the principal amount of outstanding Loans made in the current calendar year exceeding the Yearly Commitment for such calendar year or (b) the sum of the aggregate principal amount of outstanding Loans exceeding the Total Commitment.

                 SECTION 3.02. Requests for Loans. To request a Loan, the Company shall notify the Note Purchaser of such request by telephone not later than 11:00 a.m., New York City time, ten Business Days before the date of the proposed Loan. Each such telephonic Loan Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Note Purchaser of a written Loan Request in a form approved by the Note Purchaser and signed by the Company. Each such telephonic and written Loan Request shall specify the following information in compliance with Section 3.02:

        (i) the aggregate amount of the requested Loan (which amount shall be at least[ ]);

        (ii) the date of such Loan, which shall be a Business Day;





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

        (iii) a detailed list of the items of Equipment to be purchased with such Loan and their approximate cost; and

        (iv) the location and number of the Company's accounts to which funds are to be disbursed; provided, that at least [ ]of the funds shall be disbursed by the Note Purchaser to the Equipment Purchase Account.

                 SECTION 3.03. Funding of Loans. (a) The Note Purchaser shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., New York City time, to the accounts of the Company designated in the related Loan Request. It is understood and agreed that at least [ ]of the funds to be disbursed by the Note Purchaser in connection with each Loan shall be wired to the Equipment Purchase Account to be used by the Company to purchase Equipment in accordance with
Section 8.10 hereof.

                 SECTION 3.04. Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date.

                 SECTION 3.05. Convertible Loan Note. (a) The Loans made by the Note Purchaser shall be evidenced by a Convertible Loan Note duly executed on behalf of the Company, dated the date hereof, in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled, payable to the order of the Note Purchaser in a principal amount equal to the Note Purchaser's Total Commitment. The outstanding principal balance of each Loan, as evidenced by such Convertible Loan Note, shall be payable as provided in
Section 3.06. The outstanding principal balance on each Loan, as evidenced by such Convertible Loan Note, shall bear interest as set forth in Section 3.08.

                 (b) The Note Purchaser shall, and is hereby authorized by the Company to, endorse on the schedule attached to the Convertible Loan Note delivered to the Note Purchaser (or on a continuation of such schedule attached to such Convertible Loan Note and made a part thereof), or otherwise to record in the Note Purchaser's internal records, an appropriate notation evidencing the date and amount of each Loan for the Note Purchaser, each payment and prepayment of principal of any such Loan, any payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of the Note Purchaser to make such a notation or any error therein shall not in any manner affect the obligation of the Company to repay the Loans made by the Note Purchaser in accordance with the terms of this Agreement and the Convertible Loan Note.

                 SECTION 3.06. Payment of Principal; Prepayment of Loans. (a) The outstanding principal balance of each Loan shall be payable on the Maturity Date. Prior to the occurrence of a Trigger Event, an Event of Default or the extension of the Maturity





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

Date from April 9, 2004 to April 9, 2009, the Company may prepay all Loans in whole but not in part, subject to five days' written notice to the Note Purchaser. Other than in accordance with the preceding sentence, the outstanding principal balance of any Loan may not be prepaid by the Company without the Note Purchaser's written consent.

                 (b) If any notice of prepayment is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to the payment date on the Loans.

                 (c)  Amounts prepaid may not be reborrowed.

                 (d) Upon the extension of the Maturity Date to April 9, 2009 in accordance with the terms hereof, if at any time after the seven-year anniversary of the date hereof a Milestone Payment is due and payable to the Company from Schering AG pursuant to Article VIII of the Research Agreement, the Note Purchaser may, at its option and upon providing written notice thereof to the Company, offset such Milestone Payment against any outstanding principal amount of Loans made hereunder and under the Convertible Loan Note and/or any accrued interest thereon, and at such time the outstanding principal amount of Loans and accrued interest owed hereunder and under the Convertible Loan Note shall be reduced as specified by the Note Purchaser and such Milestone Payment shall be deemed satisfied under the Research Agreement. The Note Purchaser may elect to reduce any or all accrued interest prior to reducing any outstanding principal amount of the Loans. It is understood and agreed that the outstanding principal amounts of the Loans which are unsecured, if any, shall be offset prior to offsetting any secured portion of the Loans. The Note Purchaser shall evidence any reduction in outstanding principal amount of Loans or accrued interest as specified in Section 3.05 hereof.

                 SECTION 3.07. Interest. (a) The Loans shall bear interest at the rate of [ ]per annum, computed on the basis of a 360-day year of twelve 30-day months.

                 (b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to [ ].

                 (c) Accrued interest on each Loan shall be payable in arrears on the Maturity Date; provided that (i) interest accrued pursuant to paragraph
(b) of this Section shall be payable on demand, (ii) the Note Purchaser may elect to offset accrued interest on demand pursuant to Section 3.06(b) and
(iii) in the event of any prepayment of any Loan, accrued interest on the principal amount prepaid shall be payable on the date of such prepayment.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                 SECTION 3.08. Conversion of the Convertible Loan Note. (a) On the terms and subject to the conditions of this Section, the Note Purchaser shall have the right, at its option, (i) on the Maturity Date or, if the Maturity Date is extended to April 9, 2009, at any time after the Company reaches Phase II Clinical Trials (as defined in the Research Agreement), (ii) at any time after the occurrence of a Trigger Event, or (iii) at any time after the occurrence of an Event of Default, to convert any (including, without limitation, only the unsecured portion) or all of the then aggregate unpaid principal amount of the Loans and any or all accrued interest thereon into fully paid and non-assessable Common Stock. Any principal of and accrued interest on the Loans to be converted into Common Stock may be converted into that number of shares of Common Stock obtained by dividing the aggregate dollar amount to be converted by the closing price of the Common Stock as quoted on the Nasdaq National Market on the trading day that is three trading days prior to the date specified for conversion by the Note Purchaser in accordance with paragraph (b) below, rounded up to the next whole share in the case of any fractional interests.

                 (b) In order to exercise the conversion privilege, the Note Purchaser shall provide the Company with at least two trading days' written notice stating that the Note Purchaser elects to convert into Common Stock on the date specified in such notice all or a specified portion of the Loans evidenced by the Convertible Loan Note pursuant to this Agreement and specifying the name or names in which the Note Purchaser wishes the certificate or certificates for such shares of Common Stock to be issued (which may be an Affiliate, including the Stock Purchaser, or such other party as permitted under the terms of this Agreement). On the date specified in such notice for conversion, the Note Purchaser shall surrender the Convertible Loan Note at the principal office of the Company. After receipt of such Convertible Loan Note and on the date specified in such notice for conversion, the Company shall issue and deliver at such office to the Note Purchaser, or elsewhere on the Note Purchaser's written order, (i) a certificate or certificates for the applicable number of shares of Common Stock and (ii) if less than the full principal amount of the Convertible Loan Note is being converted, a new Convertible Loan Note, of like tenor, representing the principal amount of the surrendered Convertible Loan Note not being converted. Upon conversion of the surrendered Convertible Loan Note, the rights of the Note Purchaser shall terminate as to the converted portion of the surrendered Convertible Loan Note.

                 In the case of the exercise of the conversion privilege, each conversion shall be deemed to have been affected as of the close of business on the date on which the surrendered Convertible Loan Note is surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for such shares of Common Stock are issuable shall be deemed to have become the holder or holders of record of such shares of Common Stock at such time on such date, unless the stock transfer books of the Company are closed on that date, in which event such person or persons shall be deemed





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

to have become such holder or holders of record at the close of business on the next day on which such stock transfer books are open. Upon delivery, all such shares of Common Stock shall be duly authorized, validly issued, fully paid, nonassessable, free of all Liens and not subject to any preemptive or subscription rights.

                 (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation, shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Note Purchaser a supplemental agreement providing that the Note Purchaser shall have the right thereafter and until the expiration of the period of convertibility to convert the Convertible Loan Note into the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale by a holder of the number of shares of Common Stock into which the Convertible Loan Note might have been converted immediately prior to such reorganization, reclassification, consolidation, merger or sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.08.

                 SECTION 3.09. Payments Generally. The Company shall make each payment required to be made by it hereunder (whether of principal or interest or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Note Purchaser, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Note Purchaser at its office specified in Section 12.01 hereof or at such other place and manner specified by the Note Purchaser. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                   ARTICLE IV

                         Representations and Warranties

                 The Company represents and warrants to each of the Stock Purchaser and the Note Purchaser that:

                 SECTION 4.01. Organization; Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as it is presently being conducted and as proposed to be conducted. Annexed as Exhibits D and E, respectively, are true and complete copies of the Restated Certificate of Incorporation of the Company, as amended through the date hereof (the "Certificate"), and the Amended and Restated By-laws of the Company, as amended through the date hereof (the "By-laws").

                 SECTION 4.02. Capital Stock. The authorized capital stock of the Company consists of: (i) 20,000,000 shares of Common Stock, par value $0.01 per share, of which 6,960,130 are duly and validly issued, fully paid, nonassessable and outstanding, 1,817,154 are reserved for issuance upon the exercise of stock options granted or to be granted under the Company's stock option and 401(k) plans and 487,458 are reserved for issuance upon the exercise of warrants or options issued by the Company, and (ii) 5,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are outstanding. Except as set forth above, (i) there are no shares of capital stock or other equity securities of the Company outstanding and (ii) there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company, and there are not any equity securities of the Company reserved for issuance for any purpose.

                 SECTION 4.03. Authorization. Each of the Transaction Documents and the transactions contemplated therein has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company has authorized the execution, delivery, and performance of each of the Transaction Documents, and each of the transactions contemplated thereby including, without limitation, authorization of the issuance and delivery of the Initial Stock, the Additional Stock and the Common Stock which is issuable upon conversion of the Convertible Loan Note in accordance with this Agreement. No other corporate action is necessary to authorize the execution or delivery of any of the Transaction Documents or





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

the performance by the Company of its obligations thereunder or under the terms of the Common Stock.

                 SECTION 4.04. Common Stock. (a) The Initial Stock, the Additional Stock and the shares of Common Stock which are issuable upon conversion of the Convertible Loan Note pursuant to this Agreement have been duly authorized and, upon issuance in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of the Company, and no Person has or will have any preemptive rights to subscribe for such shares.

                 (b) Assuming that the representations and warranties of the Stock Purchaser and the Note Purchaser set forth in Article V are true and correct and that any certificates evidencing securities shall contain a legend substantially similar to that set forth in Article VI, the issuance of shares of the Initial Stock, the Additional Stock and the Common Stock issuable upon conversion of the Convertible Loan Note are and will be exempt from the registration and prospectus delivery requirements of the Act as currently in effect, and have been or will be registered or qualified (or exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws as currently in effect.

                 SECTION 4.05. No Consent. Neither the nature of the business which the Company currently conducts or proposes to conduct, nor any relationship between the Company and any other Person, nor any circumstance in connection with the creation, authorization, issuance, offer or sale of the Initial Stock, the Additional Stock or the Common Stock issuable upon conversion of the Convertible Loan Note, nor the execution and performance of any of the Transaction Documents, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company (except for filings necessary to perfect Liens created under the Security Documents) or the vote, consent or approval in any manner of any lender to the Company or the holders of any Security of the Company as a condition to the execution, delivery and performance of any of the Transaction Documents. In addition to the foregoing, there are no consents or waivers, other than those which have been obtained, which the Company must obtain so as to be able to fulfill its obligations and to provide each of the Stock Purchaser and the Note Purchaser with all its rights under each of the Transaction Documents.

                 SECTION 4.06. Authorization To Do Business. The Company has filed all documents necessary to qualify it to do business as a foreign corporation, and the Company is in good standing, under the laws of each jurisdiction in which the conduct of the Company's business or the nature of the property owned by the Company requires such qualification, except where the failure to so qualify, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                 SECTION 4.07. Control. The Company does not own or control, and is not owned or controlled by, directly or indirectly, any corporation, partnership, business trust, association or other business entity.

                 SECTION 4.08. Property. The Company owns or leases all of the property and assets necessary for its business as currently conducted and as proposed to be conducted and no such leases may be terminated without the Company's consent where termination of any of such leases, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Except as described in Schedule 4.08 annexed hereto, the Company owns its property and assets free and clear of all Liens, except those that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets which the Company leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any Liens or claims which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                 SECTION 4.09. Proprietary Rights. The Company has sufficient title and ownership of all Proprietary Rights (as defined below) necessary for its business as now conducted and necessary to perform its obligations under the Transaction Documents. The Company is not bound by or a party to any options, licenses or agreements of any kind with respect to the Proprietary Rights of any other person or entity which prevent the Company from carrying out its business as it is now conducted or as proposed to be conducted in the Transaction Documents. Except as set forth in the letter dated March 4, 1997 from the Company to Berlex Biosciences, the Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate the Proprietary Rights of others. "Proprietary Rights" shall mean patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes.

                 SECTION 4.10. Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Company's knowledge and belief, any basis therefor or threat thereof, against or affecting the Company which question the validity of any Transaction Document or the right of the Company to enter into or execute any of such agreements or documents, or to consummate the transactions contemplated thereby, or, which could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. The foregoing includes, without limitation, actions pending or threatened (or any substantive basis therefor known to the Company) involving the prior employment of any of the Company's employees, use in connection with the Company's business of any information or techniques allegedly proprietary to any former employers of the Company's employees, or obligations of the Company's employees





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

under any agreements with their prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                 SECTION 4.11. Regulatory; No Violation. (a) The Company has in all material respects duly complied with, and is presently in due compliance with, and is not in default in any material respect under any applicable law, ordinance, code, rule, statute, regulation, judgment, decree, writ, ruling, injunction, order or any other requirement of any Governmental Authority relating in any way or applicable in any manner to the Company, its properties or business (collectively, "Legal Requirements"), including, without limitation, all Legal Requirements relating to, in the United States, the Federal Food, Drug and Cosmetic Act, the Federal Trade Commission Act, and all regulations issued thereunder, and there is no pending claim by the Food and Drug Administration, the Federal Trade Commission or any other Governmental Authority, whether national, state or local, in the United States or elsewhere, that the Company is not in such compliance or is in such breach. The Company holds, and is in compliance with, all franchises, licenses, permits, waivers, registrations, certificates, consents, approvals or authorizations required by any applicable Legal Requirement (collectively, "Permits") and has not received any notice asserting any noncompliance with, or breach or violation of, any Legal Requirement or Permit. The Company possesses all Permits required for the conduct of its business as now being operated, and has no reason to believe that it will be unable to obtain any Permits which are required for the future conduct of such business.

                 (b) The Company is not in violation or default of any provisions of the Certificate or the By- laws.

                 (c) The execution, delivery and performance of each of the Transaction Documents will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any Legal Requirement or Permit; (ii) any material contract, obligation or commitment to which the Company is a party or by which it is bound or (iii) the terms and conditions of the Certificate or the By-Laws.

                 (d) The execution, delivery and performance of each of the Transaction Documents will not result in the creation or imposition of any Lien on any asset of the Company, except Liens created under the Transaction Documents.

                 SECTION 4.12.  Material Contracts.  Except as set forth in
Schedule 4.12 annexed hereto, the Company has filed all material agreements as exhibits to filings with





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are required to be filed as exhibits under the rules and regulations of the SEC. All such agreements filed as Exhibits are referred to as "Contracts". Each of the Contracts is valid, binding and in full force and effect and is enforceable by the Company in accordance with its terms. The Company has performed all material obligations required to be performed by it to date under each of the Contracts and is not (with or without the lapse of time or the giving of notice or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice or both) in breach or default in any material respect thereunder.

                 SECTION 4.13. Financial Information. The most recent audited and unaudited financial statements of the Company included within reports filed by the Company with the SEC prior to the date hereof (the "Financial Statements") are complete and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis with each other and with the financial statements of all previous fiscal periods (subject only, in the case of unaudited statements, to normal, recurring audit adjustments). Since the date of those Financial Statements, the Company has not:

        (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the ordinary course of business, none of which (individually or in the aggregate) could reasonably be expected to result in a Material Adverse Effect;

        (b) discharged or satisfied any Liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Financial Statements and current liabilities incurred since the most recent date thereof, in each case in the usual and ordinary course of business;

        (c) mortgaged, pledged or subjected to Lien any of its assets, tangible or intangible;

        (d) sold, transferred or leased any of its assets except in the usual and ordinary course of business none of which (individually or in the aggregate) could reasonably be expected to result in a Material Adverse Effect;

        (e) canceled or compromised any debt or claim, or waived or released any right of material value;





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

        (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) which either alone or in the aggregate could reasonably be expected to result in a Material Adverse Effect;

        (g) entered into any transaction other than in the usual and ordinary course of business except for the Transaction Documents;

        (h) declared or paid any dividends or other distributions with respect to its outstanding Securities;

        (i) suffered or experienced any other change that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                 SECTION 4.14. No Voting Agreement. To the Company's knowledge, there are no outstanding stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of the Company or with the Company relating to the voting of their respective shares.

                 SECTION 4.15. No Registration Rights. Except as provided in this Agreement and as disclosed in Schedule 4.15, the Company is under no contractual obligation to register (now or in the future, whether contingent or not) under any applicable securities laws any of its presently outstanding Securities or any of its Securities that may subsequently be issued.

                 SECTION 4.16. Finder. The Company has not retained any investment banker, broker or finder in connection with the transactions contemplated by the Transaction Documents.

                 SECTION 4.17. Tax. All required tax returns of the Company have been accurately prepared and duly and timely filed, and all Taxes required to be paid with respect to the periods covered by such returns have been paid. The Company has not been delinquent in the payment of any Tax, assessment or governmental charge. For these purposes, references to "tax returns" shall be interpreted broadly to include any Federal, state or local tax return, and any tax return, or equivalent of any taxing jurisdiction outside of the United States.

                 SECTION 4.18. Disclosure. The Company has made available to each of the Stock Purchaser and the Note Purchaser a true and complete copy of each report, schedule, registration statement and definitive proxy statement, including exhibits filed therewith (but excluding exhibits incorporated therein by reference and not attached thereto), filed by the Company during the fiscal year ended December 31, 1996, and any subsequent interim periods, with the SEC (the "SEC Documents"), which are all the





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

documents that the Company was required to file. As of their respective dates and, except to the extent information contained therein has been revised or superseded by a later filed SEC Document, as of the date hereof, none of the SEC Documents contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations with respect thereto, have been prepared in accordance with GAAP during the periods presented and fairly present (subject only, in the case of the unaudited statements, to normal, recurring audit adjustments) the financial position of the Company as of the date thereof and the results of its operations and its cash flows for the periods then ended.

                 SECTION 4.19. Environmental Matters. (a) Except for the matters disclosed to each of the Stock Purchaser and the Note Purchaser in writing and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Company (i) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has not become subject to any Environmental Liability, (iii) has not received notice of any claim with respect to any Environmental Liability or (iv) does not know of any basis for any Environmental Liability.

                 SECTION 4.20. Investment and Holding Company Status. The Company is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                 SECTION 4.21. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

                 SECTION 4.22. Subsidiaries. The Company does not have any subsidiaries as of the date hereof.

                 SECTION 4.23. Research Agreement. The representations and warranties made in Article XV of the Research Agreement are true and correct and are incorporated herein by reference.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                   ARTICLE V

             Representations and Warranties of the Stock Purchaser
                               and Note Purchaser

                 Each of the Stock Purchaser and the Note Purchaser represents to the Company as follows:

                 SECTION 5.01. Authorization. This Agreement constitutes the valid and binding obligation of such party, enforceable against it in accordance with the terms of this Agreement, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution, delivery, and performance of this Agreement have been duly authorized by all necessary action on the part of such party and all consents of any third parties that may be required to be obtained by it for the consummation of the transactions contemplated hereby have been obtained.

                 SECTION 5.02. Investment for Own Account. Such party is acquiring the Securities it is acquiring hereunder (including, in the case of the Note Purchaser, the Convertible Loan Note) for its own account for investment only and not with a view to any public distribution of the Securities (including, in the case of the Note Purchaser all or any portion of the Convertible Loan Note or the Common Stock issuable upon conversion of the Convertible Loan Note); and such party will not offer to sell or otherwise dispose of the Securities (including, in the case of the Note Purchaser, all or any portion of the Convertible Loan Note or the Common Stock issuable upon conversion of the Convertible Loan Note) except pursuant to Article VI hereof. No other Person has been granted by such party any right with respect to or interest in the Securities (including, in the case of the Note Purchaser, the Convertible Loan Note or the Common Stock issuable upon conversion of the Convertible Loan Note), nor has it agreed to give any Person any such interest or right in the future.

                 SECTION 5.03. Offering Exemption. Such party understands that the Securities (including, in the case of the Note Purchaser, the Convertible Loan Note and the Common Stock issuable upon conversion of the Convertible Loan Note) have not been registered under the Act, nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon the representations of such party contained herein. Such party is an "accredited investor", as defined in Rule 501 of Regulation D under the Act.

                 SECTION 5.04. Knowledge and Experience; Ability To Bear Economic Risks. Such party has such knowledge and experience in financial and business matters





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement and such party is able to bear the economic risk of its investment in the Company (including a complete loss of its investment).

                 SECTION 5.05. Disclosure of Information. Such party believes that it has received all the information it considers necessary or appropriate for deciding whether to enter into this Agreement to purchase Securities, and represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

                                   ARTICLE VI

            Covenants of the Stock Purchaser and the Note Purchaser

                 Each of the Stock Purchaser and the Note Purchaser covenants that it will not sell or otherwise transfer any of the Securities acquired hereunder, including without limitation all or any portion of the Convertible Loan Note or the Common Stock issuable upon conversion of the Convertible Loan Note (other than pursuant to Rule 144 or any similar or analogous rule or rules), except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder.

        The certificates evidencing any of the Securities acquired hereunder (including the Convertible Loan Note) shall bear the following legend or language substantially similar thereto reflecting the foregoing restrictions on the transfer of such Securities:

        THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE TRANSFERRED (OTHER THAN PURSUANT TO RULE 144 OR ANY SIMILAR OR ANALOGOUS RULE OR RULES) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                  ARTICLE VII

                                   Conditions

                 SECTION 7.01. Effective Date. The obligations of the Stock Purchaser and the Note Purchaser hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):

        (a) The Stock Purchaser and the Note Purchaser (or their counsel) shall have received from the Company a counterpart of this Agreement signed on behalf of the Company;

        (b) The Stock Purchaser and the Note Purchaser shall have received a favorable written opinion (addressed to the Stock Purchaser and the Note Purchaser and dated the Effective Date) of Rothgerber, Appel, Powers & Johnson LLP, counsel for the Company, substantially in the form of Exhibit F. The Company hereby requests such counsel to deliver such opinion;

        (c) The Stock Purchaser and the Note Purchaser shall have received such documents and certificates as they or their counsel may reasonably request relating to the organization, existence and good standing of the Company, the authorization of the transactions contemplated in this Agreement and the other Transaction Documents and any other legal matters relating to the Company, this Agreement, the Convertible Loan Note, the other Transaction Documents or the transactions contemplated hereby or thereby, all in form and substance satisfactory to the Stock Purchaser and the Note Purchaser and their counsel;

        (d) The Note Purchaser shall have received (i) a counterpart of the Security Agreement signed on behalf of the Company and (ii) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Note Purchaser to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement;

        (e) The Company shall have executed and delivered to the Stock Purchaser the Research Agreement and any further documents required in connection therewith.

                 SECTION 7.02. Initial Stock Closing and the Additional Stock Closing. With respect to the Initial Stock Closing and the Additional Stock Closing, the obligation of the Company and of the Stock Purchaser shall, in the case of the obligations of the Stock Purchaser, be subject to each of the conditions set forth in paragraphs (a) through (e) having been satisfied or waived on or prior to the Initial Stock Purchase Date with





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

respect to the Initial Stock Closing and the Additional Stock Closing Date with respect to the Additional Stock Closing and, in the case of the obligations of the Company, be subject to the condition set forth in paragraph (f) having been satisfied or waived on or prior to the Initial Stock Purchase Date with respect to the Initial Stock Closing and the Additional Stock Closing Date with respect to the Additional Stock Closing.

        (a) Legal Opinions. The Stock Purchaser shall have received an opinion of counsel to the Company, dated as of the Initial Stock Purchase Date with respect to the Initial Stock Closing and dated as of the Additional Stock Purchase Date with respect to the Additional Stock Closing, and in a form and substance reasonably acceptable in all respects to the Stock Purchaser to the effect that:

        (i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business under the laws of the State of Colorado;

        (ii) the Initial Stock or Additional Stock, as applicable, issued pursuant to this Agreement, when so issued for the consideration herein set forth, shall constitute duly authorized, validly issued, fully paid and nonassessable shares of capital stock of the Company;

        (iii) the certificate representing the Initial Stock or the Additional Stock, as applicable, issued pursuant to this Agreement is in due and proper form and has been duly and validly executed as required by law;

        (iv) the execution and delivery by the Company of this Agreement and the Research Agreement and the performance by the Company of its obligations there-under (a) have been duly authorized by all requisite corporate action on the part of the Company and (b) will not conflict with, result in a breach of or constitute a default under (i) the Certificate or By-laws, (ii) any law, rule or regulation of the United States of America or the State of Colorado, or the General Corporation Law of the State of Delaware, (iii) the provisions of any material agreement of the Company, or (iv) any order or decree of any court or government agency or instrumentality;

        (v) no authorization, approval or other action by, and no notice to, consent or order of, registration, designation, or qualification by or filing with, any United States Federal, Colorado or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required to be made prior to the Initial Stock Closing or the Additional Stock Closing, other than those that have been made or obtained and are in full force and effect;





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

        (vi) the offer and sale of the Securities pursuant to the terms of this Agreement are exempt from the registration requirements of the Act;

        (vii) such counsel is not aware of any action, proceedings or investigation pending against the Company, or that the Company has received any threat thereof, which questions the validity of this Agreement or the Research Agreement, or the right of the Company to enter into this Agreement and the Research Agreement or which might result, either individually or in the aggregate, in any material adverse change in the assets, conditions, affairs, or prospects of the Company, nor is such counsel aware of any litigation pending against the Company or that the Company has received any threat thereof, by reason of the proposed activities of the Company, or negotiations by the Company with possible investors in the Company or its business; and

        (viii) the Certificate and the By-laws are not in violation of any provision of the laws of the State of Delaware and, to the best of such counsel's knowledge, the Company is not in violation of any provision of such documents.

        (b) Representation and Warranties of the Company. The representations and warranties of the Company set forth in this Agreement shall be true and correct on and as of the Initial Stock Purchase Date with respect to the Initial Stock Closing and on and as of the Additional Stock Purchase Date with respect to the Additional Stock Closing, with the same effect as though such representations and warranties had been made on and as of the Initial Stock Purchase Date or the Additional Stock Purchase Date, as applicable.

        (c) Effective Date; Performance; No Defaults. The Effective Date shall have occurred; the Company shall have performed and complied with all agreements, obligations and conditions contained in the Transaction Documents that are required to be performed or complied with by it on or before the Initial Stock Purchase Date or the Additional Stock Purchase Date, as applicable, and the Company is not (with or without the lapse of time or the giving of notice or both) in breach or default of this Agreement, the Research Agreement or any other Transaction Document; no Event of Default under this Agreement shall have occurred.

        (d) Consents. The Company shall have delivered to the Stock Purchaser and the Note Purchaser the consents of (i) Wilderness Place Holdings LLC and Hambrecht & Quist Guaranty Finance, LLP in connection with the Financing Agreement dated March 16, 1995 between the Company and such parties, (ii) Silicon Valley Bank in connection with the Loan and Security Agreement dated February 24, 1994 between the Company and Silicon Valley Bank, (iii) Silicon





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

        Valley Bank and MMC/GATX Partnership No. 1 in connection with the Loan and Security Agreement dated December 29, 1995 between the Company and such parties, and (iv) Aero-Tech Investments in connection with the Lease dated May 20, 1992 and any amendments or extensions thereto, between the Company and Aero-Tech Investments (the "Aero-Tech Lease"), in each case satisfactory to the Stock Purchaser and the Note Purchaser in their sole discretion. It is understood and agreed that such consent from Aero-Tech Investments shall include confirmation that such party waives any right under the Aero-Tech Lease to the Equipment and its further agreement to provide any information to the Company and the Note Purchaser as is necessary in the judgment of the Note Purchaser to permit a fixture filing by the Note Purchaser in full compliance with all applicable laws and regulations.

        (e) Compliance Certificate. The Company shall have delivered to the Stock Purchaser a certificate dated as of the Initial Stock Purchase Date with respect to the Initial Stock Closing and dated as of the Additional Stock Purchase Date with respect to the Additional Stock Closing, executed by an executive officer of the Company and in a form reasonably acceptable to the Stock Purchaser, certifying that the conditions set forth in paragraphs (b), (c) and (d) have been satisfied and that there has been no material adverse change in the assets, properties, prospects, conditions, affairs, operations or business of the Company, as now conducted or as proposed to be conducted, since the date of this Agreement.

        (f) Representations and Warranties of the Stock Purchaser. The representations and warranties of the Stock Purchaser contained in
        Article V of this Agreement shall be true on and as of the Initial Stock Purchase Date with respect to the Initial Stock Closing and on and as of the Additional Stock Purchase Date with respect to the Additional Stock Closing, with the same effect as though such representations and warranties had been made on and as of the Initial Stock Purchase Date or Additional Stock Purchase Date, as applicable.

                 SECTION 7.03. Each Loan. The obligation of the Note Purchaser to make a Loan when requested by the Company under the terms of this Agreement is subject to the satisfaction of the following conditions:

        (a) The Note Purchaser shall have received its duly executed Convertible Loan Note complying with the provisions of Section 3.05 hereof;

        (b) The representations and warranties of the Company set forth in this Agreement shall be true and correct on and as of the date of such Loan, with the same effect as though such representations and warranties had been made on and as of such date; if the Company shall have any Subsidiary, the representations and





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

        warranties of the Company set forth in this Agreement shall be deemed made by such Subsidiary in addition to being made by the Company and shall be true and correct on and as of the date of such Loan;

        (c) At the time of and immediately after giving effect to such Loan no Default shall have occurred and be continuing;

        (d)  The Initial Stock Purchase Date shall have occurred; and

        (e) A Letter of Direction substantially in the form of Exhibit A to the Security Agreement shall have been executed and delivered by the Company and Securities Intermediary (as such term is defined in the Security Agreement) with respect to the Equipment Purchase Account.

Each Loan shall be deemed to constitute a representation and warranty by the Company on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                 SECTION 7.04. Initial Stock Purchase Date. Notwithstanding anything herein to the contrary, if the Initial Stock Purchase Date has not occurred on or prior to June 1, 1997, the Stock Purchaser's obligation to purchase the Initial Stock and the Additional Stock shall be terminated and the Note Purchaser's obligations to make Loans hereunder shall be terminated, in each case, as of such date.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                  ARTICLE VIII

                             Affirmative Covenants

                 The Company covenants and agrees with each of the Stock Purchaser and the Note Purchaser as follows:

                 SECTION 8.01.  Financial Statements and Other Information.
The Company will furnish to each of the Stock Purchaser and the Note Purchaser:

                 (a) within 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLC or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries, if any, on a consolidated basis in accordance with GAAP consistently applied;

        (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries, if any, on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

        (c) concurrently with any delivery of financial statements under clause
        (a) or (b) above, a certificate of a Financial Officer of the Company
        (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.13 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

        (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be;

        (e) within 10 days after the end of each fiscal quarter a report of a Financial Officer of the Company stating (i) what the Company spent proceeds of Loans on during the immediately prior fiscal quarter and
        (ii) which supplies and items of equipment the Company will use the proceeds to purchase during the current fiscal quarter; and

        (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement or the other Transaction Documents, as the Stock Purchaser or the Note Purchaser may reasonably request.


                 SECTION 8.02. Notices of Material Events. The Company will furnish to the Stock Purchaser and the Note Purchaser prompt written notice of the following:

                 (a) the occurrence of any Default;

                 (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                 (c) the occurrence of any ERISA Event; and

                 (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                 SECTION 8.03. Existence; Conduct of Business. The Company will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.



Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                 SECTION 8.04. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation, and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                 SECTION 8.05. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                 SECTION 8.06. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance in such amounts and against such risks (including fire and other risks insured by extended coverage) as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it as well as such other insurance as may be required by law.

                 SECTION 8.07. Further Assurances. The Company will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements), which may be required under any applicable law, or which the Stock Purchaser or the Note Purchaser may reasonably request, to effectuate the transactions contemplated by this Agreement or the Security Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Company. The Company also agrees to provide to the Note Purchaser, upon request, evidence reasonably satisfactory to the Note Purchaser as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                 SECTION 8.08. Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Stock Purchaser or the Note Purchaser, upon reasonable prior notice, to visit and inspect its properties, to examine and make





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                 SECTION 8.09. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                 SECTION 8.10. Use of Proceeds. The Company shall use (i) at least [ ] of the proceeds of each Loan for the purchase of Equipment and (ii) any remaining amounts for general corporate purposes

                 SECTION 8.11. Information Regarding Collateral. (a) The Company will furnish to the Note Purchaser prompt written notice of any change
(i) in the Company's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of the Company's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility),
(iii) in the Company's identity or corporate structure or (iv) in the Company's Federal Taxpayer Identification Number. The Company agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Note Purchaser to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Company also agrees promptly to notify the Note Purchaser if any material portion of the Collateral is damaged or destroyed.

                 (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 8.01, the Company shall deliver to the Note Purchaser a certificate of a Financial Officer and the chief legal officer of the Company certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction where appropriate to the extent necessary to protect and perfect the security interests under the Security Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                 SECTION 8.12. Maintenance of Common Stock. The Company shall maintain a sufficient number of authorized but unissued Common Stock reserved for issuance upon conversion of the Convertible Loan Note.

                 SECTION 8.13. SEC Disclosures. Each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC from and after the date of this Agreement will comply in all material respects with the requirements of the Exchange Act applicable to such documents and none of such documents will, when filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall comply with all SEC filing requirements to which it is subject.

                 SECTION 8.14. Equipment Purchases. With respect to the proceeds of Loans to be applied to the purchase of Equipment in accordance with
Section 8.10, the Company shall as promptly as practicable apply such proceeds to purchase Equipment but, in any event, the Company shall apply such proceeds within 30 days of receipt from the Note Purchaser.


                                   ARTICLE IX

                               Negative Covenants

                 The Company covenants agrees with each of the Stock Purchaser and the Note Purchaser as follows:

                 SECTION 9.01. Liens. The Company will not create, incur, assume or permit to exist any Lien on any Collateral now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

        (a) Liens created under the Security Documents; and

        (b) any Lien on Equipment or Proceeds of the Company existing on the date hereof and set forth in Schedule 9.02; provided that such Lien shall secure only those obligations which it secures on the date hereof.

                 SECTION 9.02. Fundamental Changes. The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company on the date of execution of this Agreement and businesses reasonably related thereto.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                 SECTION 9.03. Restricted Payments. The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Company may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, and (c) the Company may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company.

                 SECTION 9.04. Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties.


                                   ARTICLE X

                               Events of Default

                 If any of the following events ("Events of Default") shall occur:

        (a) the Company shall fail to pay any principal of, or interest on, any Loan or any other amount payable under this Agreement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

        (b) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement, the Convertible Loan Note or the Security Documents or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any such documents or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

        (c) the Company shall fail to observe or perform any covenant, condition or agreement contained in Section 8.02, 8.03 (with respect to the Company's





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

        existence) or 8.10 or in Article IX hereof or Section 4.10 of the Security Agreement;

        (d) the Company shall fail to observe or perform any covenant, condition or agreement contained in this Agreement, the Convertible Loan Note or the Security Documents (other than those specified in clause (a) or (c) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Stock Purchaser or the Note Purchaser to the Company;

        (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, seques- trator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

        (f) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
        (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (f) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

        (g) the Company or any Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

        (h) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

        (i) an ERISA Event shall have occurred that, in the opinions of the Stock Purchaser and the Note Purchaser, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

        (j) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Company not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Transaction Documents;

        (k)(i) a termination of the Research Agreement pursuant to Section 18.2 thereof or (ii) notice from Schering AG to the Company of its intent to terminate the Research Agreement pursuant to Section 18.2(f) thereof;

        (l) a Change in Control shall occur; or

        (m) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any material Indebtedness, when and as the same shall become due and payable whether at the scheduled maturity or otherwise;

then, and in every such event (other than an event with respect to the Company described in clause (e) or (f) of this Article), and at any time thereafter during the continuance of such event, (a) the Note Purchaser may, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (e) or (f) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company and (b) the Stock Purchaser shall have no further obligation to purchase the Initial Stock or Additional Stock.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                   ARTICLE XI

                              Registration Rights

                 SECTION 11.01.  Definitions.  As used in this Article XI:

        (a) the terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

        (b) the term "Registrable Securities" means shares of the Initial Stock, the Additional Stock and the Common Stock issuable upon conversion of all or any part of the Convertible Loan Note pursuant to this Agreement as well as any capital stock of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Initial Stock, Additional Stock or Common Stock issuable upon conversion of the Convertible Loan Note.

        (c) the term "Holders" shall mean the Stock Purchaser and the Note Purchaser or any permitted transferee pursuant to Section 11.08;

        (d) "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 11.02, 11.03, 11.04 and 11.05 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company);

        (e) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders.

                 SECTION 11.02. Requested Registration. (a) Request for Registration. If the Company shall receive from one or more Holders, at any time after the date of this Agreement a written request that the Company effect a registration of Registrable Securities the Company shall as soon as practicable, use its diligent best efforts to effect such registration under the Act (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act) as may be so requested and as would permit or facilitate the sale and distribution of such Registrable Securities as are specified in such request





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

(which request must cover at least 25% of the Registrable Securities then held by the requesting Holder); provided, however, that the Company shall not be obligated to effect or take any action to effect, (A) more than three registrations pursuant to this Section 11.02 (provided, however, that any registration where the registration statement does not become effective shall not constitute a registration pursuant to Section 11.02), or (B) any registration pursuant to this Section 11.02 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to such jurisdiction and except as may be required by the Act or applicable rules or regulations thereunder. It is understood and agreed that the Note Purchaser or any other Holder who holds the Convertible Loan Note may request that the Company effect a registration under the Act in accordance with the provisions herein and in the amount so requested prior to converting all or any part of the Convertible Loan Note into Common Stock if the Note Purchaser or other such Holder represents in good faith that it intends to convert all or any portion of such Convertible Loan Note into Common Stock upon the effectiveness of such registration under the Act; provided, that the Note Purchaser or any other Holder who holds the Convertible Loan Note shall not be required to make such representation if such party requests that the Company effect a shelf registration in accordance with Rule 415 under the Act as specified immediately below.

                 The Company shall promptly provide notice in writing to the Note Purchaser and any other Holder who holds the Convertible Loan Note if the Company becomes eligible to effect a shelf registration pursuant to Rule 415(a)(4) and, if the Note Purchaser or any Holder holding the Convertible Loan Note so requests, shall use its diligent best efforts to promptly effect such a shelf registration under the Act with respect to the Common Stock issuable upon conversion of the Convertible Loan Note and shall use diligent efforts to keep such registration effective for so long as the Note Purchaser or such Holder requests.

                 (b) Underwriting. If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to
Section 11.02(a) and the Company shall enter into an underwriting agreement in customary form (including, without limitation, such representations and warranties and indemnity and contribution provisions as the underwriter or underwriters customarily require) with the representative of the underwriter or underwriters selected for such underwriting by the Company, such underwriter or underwriters to be acceptable to the Holders.

                 (c) Form S-3. The Company shall use reasonable efforts to qualify and remain qualified for effecting registration of its securities on Form S-3 and pursuant to Rule 415 under the Act for secondary sales. Any request by a Holder for a registration of Registrable Securities pursuant to
Section 11.02(a) shall be made on Form S-3 so long as





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

the Company is qualified to register the Registrable Securities on such form and shall be a shelf registration pursuant to Rule 415 under the Act if requested by the Holder and the Company is qualified under such Rule. If the Company is not qualified to register the Registrable Securities on Form S-3, or if the Company registers the Registrable Securities on Form S-3 and subsequently becomes ineligible to use such form, then the Company will register the Registrable Securities on a registration statement on Form S-1 or other available form and will file any amendments or supplements to such registration statement as may be necessary to allow such Holder to meet the prospectus delivery requirements of the Act in connection with its sales of Registrable Securities under such registration statement.

                 SECTION 11.03. Company Registration. (a) If at any time after the date of this Agreement the Company shall determine to register any of its Securities for its own account or for the account of any other holder of Securities, other than a registration relating solely to director stock option or employee benefit plans, or a registration relating solely to a transaction for the type described in Rule 145 under the Act, or any successor to Rule 145, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will provide prior written notice at least thirty (30) days before the filing with the SEC of such registration statement. Such notice shall offer to include in such filing that number of Registrable Securities as the Holders may request, subject to the conditions hereinafter set forth. If the Holder desires to have Registrable Securities registered under this Section 11.03, it shall be required to so advise the Company in writing within twenty (20) days after the date of receipt of such offer from the Company, setting forth the number of Registrable Securities for which registration is requested. The Company shall thereupon include in such filing the number of Registrable Securities for which registration is so requested, subject to its right to reduce the number of Registrable Securities as set forth in Section 11.03(b) below, and shall use its best efforts to effect registration under the Act of such Registrable Securities.

                 (b) Underwriting. Where the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 11.03(a). In such event, the right of each of the Holders to registration pursuant to this Section 11.03 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders shall (and it shall be a condition of their participation in any such registration and underwriting that any other shareholders distributing Securities through such underwriting also shall) enter into an underwriting agreement in customary form (including, without limitation, such indemnity and contribution provisions as the underwriter or underwriters customarily require) with the underwriter or underwriters





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

selected for underwriting by the Company. Notwithstanding any other provision of this Section 11.03, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. In such a case, the Company shall so advise all Holders requesting registration, and participation in the underwriting by Holders and other holders of the securities shall be reduced, on a pro rata basis, by such minimum number of shares as is necessary to comply with such limitation. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded (in accordance with this Section 11.03(b)) or withdrawn from such underwriting shall be withdrawn from such registration.

                 SECTION 11.04. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Article XI shall be borne by the Company, and Selling Expenses shall be borne by the Holders.

                 SECTION 11.05. Registration Procedures. (a) Whenever the Company effects or is required to effect the registration of any Registrable Securities, the Company will as expeditiously as possible:

        (i) prepare and file with the SEC, a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to promptly become and remain effective for the period set forth in subsection (ii) below and promptly notify the Holders (x) when such registration statement becomes effective, (y) when any amendment to such registration statement becomes effective and (z) of any request by the SEC for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

        (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the offer of the Registrable Securities covered by such registration statement during the period required for distribution of the Registrable Securities, which period shall not be in excess of (i) nine
        (9) months from the effective date of such registration statement with respect to any registration statement that is not a shelf registration filed pursuant to Rule 415 and (ii) the period permitted under the Act with respect to a shelf registration under Rule 415.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

        (iii) furnish to the Holders, prior to filing a registration statement, copies of such registration statement as proposed to be filed and thereafter, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus, reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the SEC and financial statements, reports and proxy statements mailed to shareholders of the Company) as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities being offered by the Holders;

        (iv) use reasonable efforts to register or qualify, not later than the effective date of any filed registration statement, the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Holders reasonably request, subject, however, to the proviso to Section 11.02(a);

        (v) make available, upon reasonable notice and during business hours, for inspection by the underwriter or underwriters (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents, agreements and properties of the Company (collectively the "Records") as shall be necessary to enable the Inspectors to exercise their due diligence responsibilities, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the registration statement;

        (vi) if the Securities covered by the Registration Statement are to be sold through one or more underwriters, obtain a comfort letter from the Company's independent public accountants dated within five business days prior to the effective date of the registration statement (and as of such other dates as the underwriter or underwriters for the Registrable Securities may reasonably request) in customary form and covering such matters of the type customarily covered by such comfort letters as such underwriter or underwriters reasonably request;

        (vii) if the Securities covered by the Registration Statement are to be sold through one or more underwriters, obtain an opinion of counsel dated the closing of the sale of the Registrable Securities (and as of such other dates as the underwriter or underwriters for the Registrable Securities may reasonably request) in customary form and covering such matters of the type customarily covered by such opinions as counsel designated by such underwriter or underwriters reasonably requests;

        (viii) if the Securities covered by the Registration Statement are to be sold through one or more underwriters, provide to the underwriter or underwriters





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

        representations and warranties of the Company, dated the closing of the sale of the Registrable Securities (and as of such other dates as the underwriter or underwriters for the Registrable Securities may reasonably request) in customary form and covering such matters of the type customarily covered by such representations and warranties as counsel designated by such underwriter or underwriters reasonably request;

        (ix) during the period when the registration statement is required to be effective, notify the Holders of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will forthwith prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading;

        (x) cause such Registrable Securities to be listed for trading on each securities exchange on which similar Securities of the same class issued by the Company are then traded, provided that the Company is eligible to do so under applicable listing requirements;

        (xi) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to the holders of the Company's Securities, as soon as reasonably practicable, an earnings statement governing a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
        Section 11(a) of the Act.

                 (b) The Holder shall timely furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request.

                 (c) The Holder agrees that upon the receipt of any notice from the Company of the happening of any event of the kind described in paragraph (a)(ix) above, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Holder of the copies of the supplemented or amended prospectus contemplated by paragraph(a)(ix) above.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                 SECTION 11.06. Indemnification. (a) The Company will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Article XI, and each underwriter, if any, and each Person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each Person controlling each of the Holders, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to any Holder or underwriter or person controlling such Holder or underwriter to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished in writing to the Company by such Holder or underwriter or Person controlling such Holder or underwriter and stated to be specifically for use therein.

                 (b) Each of the Holders will, if Registrable Securities held by it are included in the Securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's Securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of the Act and the rules and regulations thereunder, each other holder of Securities in respect of which such registration, qualification or compliance is being effected ("Other Shareholder") and each of their officers, directors, and partners, and each Person controlling such Other Shareholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder or any violation by the Stock Purchaser or the Note Purchaser of the Act or any rule or regulation thereunder applicable to the Stock Purchaser or the Note Purchaser and relating to action or inaction required of the Stock Purchaser or the Note Purchaser in connection with any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading by such Holder, and will reimburse the Company and such Other





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

Shareholders, directors, officers, partners, Persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the proceeds to such Holder for Securities sold as contemplated herein.

                 (c)  Each party entitled to indemnification under this Section
11.06 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless (i) the employment of counsel by such Indemnified Party has been authorized by the Indemnifying Party, or (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the defense of such action, in each of which cases the fees and expenses of one law firm serving as counsel for each Indemnified Party shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article XI unless such failure or any delay in providing such notice results in the loss of material defenses or rights. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                 (d) If the indemnification provided for in this Section 11.06 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability,





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in a negotiated underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling.

                 SECTION 11.07. Information. In connection with any request for registration, the Holders shall be required to furnish the Company with all relevant information concerning the proposed method of sale or other disposition of the Registrable Securities, the identity of and compensation to be paid to any underwriters proposed to be employed in connection therewith, and such other information as may be reasonably required by the Company to properly prepare and file such registration statement in accordance with applicable provisions of the Act and the rules and regulations thereunder.
Upon request of the Company, such information shall be furnished by the Holders in writing.

                 SECTION 11.08. Assignability of Registration Rights. The registration rights granted pursuant to this Article XI shall be assignable at the option of each of the Holders, in whole or in part.

                 SECTION 11.09.  "Market Stand-Off" Agreement.   Holder hereby
agrees that following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and its underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Registrable Securities included in such registration.

                 SECTION 11.10. Termination of Rights. Notwithstanding any provisions to the contrary herein, the registration rights set forth in Section
11.02 hereof and in Section 11.03 hereof shall terminate ten years from the date of this Agreement.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                                  ARTICLE XII

                                 Miscellaneous

                 SECTION 12.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

        (a) if to the Company, to it at 2950 Wilderness Place, Boulder, CO 80301, Attention of L. Bullock (Telecopy No.(303) 449-6995);

        (b) if to the Stock Purchaser, to it at 110 East Hanover Avenue, Cedar Knolls, NJ 07927-2095, Attention of J. Nicholson, Treasurer (Telecopy No. (201)292-8770); and

        (c) if to the Note Purchaser, to it at Mullerstrasse 178, 13353 Berlin, Germany, Attention of Finance Department (Telecopy No.4930-468-11411);

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                 SECTION 12.02. Waivers; Amendments. (a) No failure or delay by the Stock Purchaser or the Note Purchaser in exercising any right or power hereunder or under the Convertible Loan Note or any Security Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Stock Purchaser and the Note Purchaser hereunder and under the Convertible Loan Note and the Security Documents are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement, the Convertible Loan Note or any Security Document or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Stock Purchaser or the Note Purchaser may have had notice or knowledge of such Default at the time.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

                 (b) Neither this Agreement, the Convertible Loan Note nor any Security Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company, the Stock Purchaser and the Note Purchaser. The parties hereto shall be bound by any waiver, amendment or modification authorized by this Section regardless of whether the Convertible Loan Note shall have been marked to make reference thereto, and any consent by the parties hereto (or their assignees) pursuant to this Section shall bind any person subsequently acquiring the Convertible Loan Note from it, whether or note such Convertible Loan Note shall have been so marked.

                 SECTION 12.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay all out-of-pocket expenses incurred by the Stock Purchaser and the Note Purchaser, including the fees, charges and disbursements of any counsel for the Stock Purchaser or the Note Purchaser, in connection with the enforcement or protection of their rights in connection with the Transaction Documents, including their rights under this Section, or the rights of the Note Purchaser in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. The Company will pay, and save the Stock Purchaser and the Note Purchaser harmless from any and all liabilities (including interest and penalties) with respect to any stamp, transfer and other Taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery of this Agreement, the Convertible Loan Note or the Research Agreement or the acquisition of the Company's capital stock pursuant to this Agreement.

                 (b) The Company shall indemnify the Stock Purchaser and the Note Purchaser, and each Related Party of the Stock Purchaser and the Note Purchaser (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to or arising out of any of the Transaction Documents or any agreement or instrument or transaction contemplated thereby, any Loan or the use of the proceeds thereof, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are deter-mined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                 (c) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability,





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby and in the other Transaction Documents, any Loan or the use of the proceeds thereof.

                 (d) All amounts due under this Section shall be payable promptly after written demand therefor.

                 SECTION 12.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Stock Purchaser and the Note Purchaser (and any attempted assignment or transfer by the Company without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Stock Purchaser and the Note Purchaser) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                 (b) The Stock Purchaser or the Note Purchaser may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including in the case of the Note Purchaser, all or a portion of the Commitments and the Loans at the time owing to it and the Convertible Loan Note held by it); provided that (i) except in the case of an assignment to an Affiliate of the Stock Purchaser or the Note Purchaser or an assignment pursuant to Section 11.08, the Company must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) the parties to such assignment shall execute and deliver to each other and the Company a written document evidencing such assignment and, in the case of the Note Purchaser, if such assignment shall include rights and obligations with respect to the Convertible Loan Note, the Note Purchaser shall deliver to the Company, on the effective date of such assignment, the Convertible Loan Note but only if the Note Purchaser shall also cease to be a party hereto as provided below in this paragraph, and (iii) such assignment shall comply with
Article VI hereof; provided further that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default under clause (e) or (f) of Article X has occurred and is continuing. From and after the effective date specified in such document evidencing a valid assignment of the assigning Stock Purchaser or Note Purchaser hereunder, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such written assignment, have the rights and obligations of such Stock Purchaser or Note Purchaser under this Agreement, and the assigning Stock Purchaser or Note Purchaser thereunder shall, to the extent of the interest assigned by such written assignment, be released from its obligations under this





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

Agreement (and, in the case of a written assignment covering all of the assigning Stock Purchaser's or Note Purchaser's rights and obligations under this Agreement, such Stock Purchaser or Note Purchaser, as applicable, shall cease to be a party hereto but shall continue to be entitled to the benefits of
Section 12.03).

                 (c) Subject to and in accordance with the conditions set forth in this Section, the Company, at its own expense, shall immediately execute and deliver to the assignee party on the effective date of any written assignment relating to the Convertible Loan Note a new Convertible Loan Note payable to the order of the assignee representing Loans made pursuant to the Commitments assumed by it pursuant to such written assignment and Commitments to make Loans assumed by it and the assigning Note Purchaser, if it shall cease to be a party hereto as provided above in paragraph (b), shall deliver the Convertible Loan Note held by it to the Company for cancellation. The new Convertible Loan Note delivered to such assignee shall be dated the date of the original Convertible Loan Note issued hereunder and shall otherwise be in substantially in the form of Exhibit A.

                 SECTION 12.05. Survival. All covenants, agreements, representations and warranties made by the Company in the Transaction Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Transaction Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Transaction Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Stock Purchaser or the Note Purchaser may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Section 12.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the registration rights set forth in Article XI or the termination of this Agreement or any provision hereof.

                 SECTION 12.06.  Counterparts; Integration; Effectiveness.
This Agreement may be executed in counterparts (and by the parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Transaction Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.01, this Agreement shall become effective when the parties hereto exchange signed counterparts





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                 SECTION 12.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                 SECTION 12.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Note Purchaser and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Note Purchaser or Affiliate to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement held by such Note Purchaser, irrespective of whether or not such Purchaser shall have made any demand under this Agreement and although such obligations may be unmatured.
The rights of the Note Purchaser under this Section are in addition to other rights and remedies (including other rights of setoff) which such Note Purchaser may have.

                 SECTION 12.09.  Confidentiality and Nondisclosure.         (a)
Each of the Company, the Stock Purchaser and the Note Purchaser agrees to be bound by the provisions of Section 14.1 of the Research Agreement as if the Company, the Stock Purchaser and the Note Purchaser were Parties (as defined therein) to the Research Agreement.

                 (b) Notwithstanding the foregoing (but without limitation of the provisions of Section 14.1 of the Research Agreement allowing disclosure of information by any party), the Stock Purchaser and the Note Purchaser shall be permitted to disclose the following information in connection with regular disclosures to its shareholders or in connection with raising additional financing or general marketing purposes: (i) the nature of its investment in the Company; (ii) the nature of the Company's business; and (iii) any other general nonproprietary information of the Company and its operations.

                 SECTION 12.10. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.
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                                                                             53

                 (b) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Transaction Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Transaction Document shall affect any right that the Stock Purchaser or the Note Purchaser may otherwise have to bring any action or proceeding relating to this Agreement or any other Transaction Document against the Company or its properties in the courts of any jurisdiction.

                 (c) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Transaction Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                 (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.01. Nothing in this Agreement or any other Transaction Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                 SECTION 12.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.

ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                 SECTION 12.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                 SECTION 12.13. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by, or prohibited to be taken by, any Person, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                 SECTION 12.14. Standstill Provisions. During the period from the date hereof through the third- year anniversary of the Initial Stock Purchase Date (the "Standstill Period"), the Note Purchaser, the Stock Purchaser and their respective Affiliates will not, without the prior written consent of the Company: (i) acquire, directly or indirectly, by purchase or otherwise, of record or beneficially, ownership of any Common Stock or other voting securities of the Company if, as a result of such acquisition, the Note Purchaser, the Stock Purchaser and their respective Affiliates would own more than 19.5% of the Common Stock or other voting securities of the Company then outstanding; (ii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote, or become a "participant" in any "election contest" (as such terms are used in Rule 14a-11 under the Exchange Act); (iii) initiate or propose any shareholder proposal for submission to a vote of shareholders with respect to the Company or any of its Affiliates; or (iv) take any action, individually or jointly with any partnership, limited partnership, syndicate or other group or assist any person, corporation, entity or group in taking any action it could not take individually under the terms of this Agreement; provided, that nothing in this Section 12.14 will prohibit the Note Purchaser, the Stock Purchaser or its Affiliates from: (i) participating in any of the activities contemplated by the Transaction Documents; (ii) engaging in any unsolicited discussion initiated by persons other than the Note Purchaser, the Stock Purchaser or their Affiliates and communicating the substance of any such discussion to the Company if deemed appropriate; (iii) communicating with members of the Board of Directors of the Company from time to time in a manner similar to other shareholders concerning the views of the Note Purchaser or the Stock Purchaser regarding the Company's business policies; (iv) disposing of its Common Shares in whole or in part or entering into agreements to do so, it being understood that the provisions of this Agreement apply to the parties hereto and their affiliates and their successors and legal representatives and assigns, but do not run with the Securities; or (v) filing such documents as are required by applicable law and not otherwise inconsistent with the terms of this Agreement.





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.
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                                                                             55

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        RIBOZYME PHARMACEUTICALS, INC.,

                                        by:         /s/ Ralph E. Christoffersen
                                        Title:      President/CEO


                                        SCHERING BERLINVENTURE CORPORATION,

                                        by:         /s/ John Nicholson
                                        Title:      Treasurer


                                        SCHERING AKTIENGESELLSCHAFT,

                                        by:          /s/ Guenter Stock
                                        Title:                    Vorstand


                                        by:          /s/ Wolfgang Kunze
                                        Title:       Head of Finance





Confidential portions ( [ ] ) have been omitted pursuant to regulation 240.25b-2(b) of the Securities Exchange Act of 1934 and have been filed separately with the Commission.